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                                                                    EXHIBIT 4.10


                         PLEDGE AND SECURITY AGREEMENT

        PLEDGE AND SECURITY AGREEMENT, dated as of November 13, 2001, between HYSEQ, INC., a Nevada corporation ("Pledgor"), and AFFYMETRIX, INC., a Delaware corporation ("Affymetrix").


                                   WITNESSETH:

        WHEREAS, pursuant to the Preferred Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), by and among Callida Genomics, Inc., a Delaware corporation, Affymetrix and Pledgor, Affymetrix has agreed to extend credit to the Pledgor pursuant to one or more Promissory Notes of the Pledgor (collectively, the "Promissory Notes"); and

        WHEREAS, the purchase of the Promissory Notes by Affymetrix is conditioned upon the execution and delivery by Pledgor of this Pledge and Security Agreement to secure the due and punctual payment of the obligations of Pledgor to Affymetrix described below.

        NOW THEREFORE, the parties hereto agree as follows:

        1. Pledgor's Grant of Security Interest in Collateral. For value received and to induce Affymetrix to extend credit to Pledgor pursuant to the Promissory Notes, Pledgor hereby grants to Affymetrix, as security for all obligations and liabilities of Pledgor on account of principal, interest and all other obligations and liabilities pursuant to the Promissory Notes (the "Obligations"), a security interest in Pledgor's right, title and interest in the property described in Schedule A hereto (collectively referred to as the "Collateral").

        2. Delivery of Collateral. Any Pledged Securities (as defined in Schedule A hereto) shall be evidenced by certificates, all of which shall be delivered to and held in the possession of Affymetrix or a third party acting on its behalf pursuant hereto. Upon delivery to Affymetrix, any Pledged Securities in certificated form shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Affymetrix.

        3. Warranties, Covenants and Agreements of Pledgor. Pledgor warrants, covenants and agrees that:

               (a) Pledgor has full corporate power and authority to enter into this Pledge and Security Agreement and to grant to Affymetrix a security interest therein as herein provided, all of which have been duly authorized by all necessary corporate action; the execution and delivery and the performance hereof are not in contravention of any charter or by-law provision or of any indenture, agreement or undertaking to which Pledgor is a party or by which Pledgor or its property are bound; this Pledge and Security Agreement constitutes the valid and legally binding obligation of Pledgor enforceable in accordance with its terms, subject, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or



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affecting creditors' rights and, as to enforcement, to general equity principles; and Pledgor owns the Collateral free and clear of any lien, claim or encumbrance.

               (b) (i) As long as any amount remains unpaid on any of the Obligations or any additional borrowings may be made by Pledgor under any agreements entered into in connection with the Obligations, except as expressly permitted by any such agreements, (a) Pledgor will not enter into or execute any security agreement or any financing statement covering the Collateral, other than those security agreements and financing statements in favor of Affymetrix hereunder, and further (b) Pledgor shall not file in any public office any financing statement or statements (or any documents or papers filed as such) covering the Collateral, other than financing statements in favor of Affymetrix hereunder, unless in any case the prior written consent of Affymetrix shall have been obtained.

                   (ii) Pledgor authorizes Affymetrix to file, in its discretion, in jurisdictions where this authorization will be given effect, a financing statement signed only by Affymetrix covering the Collateral, and hereby appoints Affymetrix as Pledgor's attorney-in-fact to sign and file any such financing statements covering the Collateral. At the request of Affymetrix, Pledgor will join Affymetrix in executing such documents as Affymetrix may reasonably determine, from time to time to be necessary or desirable under provisions of any applicable Uniform Commercial Code in effect where the Collateral is located or where Pledgor conducts business; without limiting the generality of the foregoing, Pledgor agrees to join Affymetrix, at Affymetrix' request, in executing one or more financing statements in form reasonably satisfactory to Affymetrix, and Pledgor will pay the costs of filing or recording the same, or of filing or recording this Pledge and Security Agreement, in all public offices at any time and from time to time, whenever filing or recording of any such financing statement or of this Pledge and Security Agreement is deemed by Affymetrix to be necessary or desirable. In connection with the foregoing, it is agreed and understood between the parties hereto (and Affymetrix is hereby authorized to carry out and implement this agreement and understanding and Pledgor hereby agrees to pay the costs thereof) that Affymetrix may, at any time or times, file as a financing statement any counterpart, copy or reproduction of this Pledge and Security Agreement.

        4. Rights of Affymetrix and Pledgor Related to Collateral. Affymetrix may from time to time:

               (a) At any time, with respect to Pledged Securities (upon execution of the documentation requested by Pledgor in accordance with Section 4(d)(ii) hereof) and following the occurrence and during the continuance of an Event of Default, in the case of all other Collateral, transfer any of the Collateral into the name of Affymetrix or its nominee.

               (b) Following the occurrence of an Event of Default, notify parties obligated on any of the Collateral to make payment to Affymetrix of any amounts due or to become due thereunder.

               (c) Following the occurrence of an Event of Default, enforce collection of any of the Collateral by suit or otherwise; surrender, release or exchange all or any part thereof,


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or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto in a commercially reasonable manner; and exercise all other rights of Pledgor in any of the Collateral, except as hereinafter provided with respect to income from or interest on the Collateral.

               (d) Following the occurrence and during the continuance of an Event of Default, take possession or control of any proceeds of the Collateral.

               Until the occurrence of an Event of Default Pledgor shall have the right to receive all income from or interest on the Collateral, and if Affymetrix receives any such income or interest prior to the occurrence of an Event of Default, Affymetrix shall pay the same promptly to Pledgor, except that in the case of securities or other property distributed by way of a dividend or otherwise with respect to the Collateral, such securities or other property shall be promptly delivered to Affymetrix in the manner described in Section 2 hereof to be held as Pledged Securities or other Collateral hereunder. Upon the occurrence and during the continuance of an Event of Default, if Pledgor receives any income or interest on the Collateral, the same shall be held by Pledgor in trust for Affymetrix in the same medium in which received, shall not be commingled with any assets of Pledgor and shall be delivered to Affymetrix in the form received, properly endorsed to permit collection, not later than the next business day following the day of its receipt. Affymetrix shall apply the net cash received from such income or interest to payment of any of the Obligations, provided that Affymetrix shall account for and pay over to Pledgor any such income or interest remaining after payment in full of the Obligations then outstanding.

               So long as no Event of Default shall have occurred and be continuing:

                  (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge and Security Agreement or the Promissory Notes; provided, however, that Pledgor shall not take any action which materially and adversely affects the value of the Collateral or Pledgor's ability to repay the Promissory Notes.

                  (ii) Affymetrix shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i).

               Affymetrix shall be under no obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, which Pledgor agrees and undertakes to do at Pledgor's expense, but Affymetrix may do so in its reasonable discretion at any time after the occurrence and during the continuance of an Event of Default and at such time Affymetrix shall have the right to take any steps not inconsistent with the provisions of the Uniform Commercial Code and this Pledge and Security Agreement, by judicial process or otherwise, it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor. All reasonable expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid by Affymetrix in connection


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with or incident to any such collection or such attempt to collect the
Collateral or such actions to protect or enforce the Collateral or any security therefor shall be borne by Pledgor or reimbursed by Pledgor to Affymetrix upon written request therefor. The proceeds received by Affymetrix as a result of any such actions in collecting or enforcing or protecting the Collateral shall be held by Affymetrix without liability for interest thereon and shall be applied by Affymetrix as provided by Section 9.

               In the event Affymetrix shall reasonably pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral, Pledgor, promptly following written request of Affymetrix, shall pay to Affymetrix the full amount thereof and so long as Affymetrix shall be entitled to any such payment, this Pledge and Security Agreement shall operate as security therefor as fully and to the same extent as it operates as security for payment of the other Obligations secured hereunder, and for the enforcement of such repayment Affymetrix shall have every right and remedy provided for enforcement of payment of the Obligations.

        5. Further Assurances; Affymetrix as Agent. Pledgor agrees to take such actions and to execute such stock or bond powers and such other or different writings as Affymetrix may reasonably request (and in the event it shall fail to do so, or if there shall occurred and be continuing an Event of Default, irrevocably authorizes Affymetrix to execute such writings as Pledgor's agent and attorney-in-fact) further to perfect, confirm and assure Affymetrix's security interest in the Collateral pursuant hereto and to assist Affymetrix' realization thereon including, without limitation, the right to receive, indorse, and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent provided herein.

        6. Events of Default. The occurrence of any "Event of Default" pursuant to Section 5 of the Promissory Notes constitutes an event of default under this Pledge and Security Agreement (an "Event of Default").

        7. Rights and Remedies of Affymetrix Upon Default. If an Event of Default shall have occurred and be continuing:

               (a) Affymetrix shall have and may exercise with reference to the Collateral and the Obligations any or all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of California, and as otherwise granted herein or under any other applicable law or under any other agreement now or hereafter in effect executed by Pledgor in favor of Affymetrix, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any reasonable costs and expenses and reasonable attorneys' fees and expenses thereby incurred by Affymetrix and toward payment of the Obligations as provided in Section 9. Specifically and without limiting the foregoing, Affymetrix shall have the right to take possession of all or any part of the Collateral, and for such purpose may enter upon any premises upon which any of the Collateral or any security therefor are situated and remove the same therefrom without any


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liability for trespass or damages thereby occasioned, if it proceeds without breach of the peace. To the extent permitted by law, Pledgor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of Pledgor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Affymetrix existing after default hereunder; and to the extent any such notice is required and cannot be waived, Pledgor agrees that if such notice is given in the manner provided in Section 13 hereof at least ten (10) calendar days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Affymetrix shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Affymetrix may adjourn any public or private sale.

               (b) Upon notice by Affymetrix to Pledgor, Affymetrix or its nominee or nominees shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral or any part thereof and may exercise such powers in such manner as Affymetrix may elect.

               (c) All dividends, payments of interest and other distributions of every character made upon or in respect of the Collateral or any part thereof shall be deemed to be Collateral and shall be paid directly to and shall be held by Affymetrix as additional Collateral pledged under and subject to this Pledge and Security Agreement.

               (d) All rights to marshalling of assets of Pledgor, including any such right with respects to the Collateral, are hereby waived by Pledgor.

               (e) All recitals in any instrument of assignment or any other instrument executed by Affymetrix incident to sale, lease, transfer, assignment or other disposition, lease or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by Affymetrix or of any fact, condition or thing incident thereto and all prerequisites of such sale or other action or of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

        8. Special Provisions for Pledged Securities.

               (a) Pledgor hereby acknowledges that the sale by Affymetrix of any Pledged Securities pursuant to the terms hereof in compliance with the Securities Act of 1933 (as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect, the "Securities Act"), as well as applicable Blue Sky or other state securities laws may require strict limitations as to the manner in which Affymetrix or any subsequent transferee of Pledged Securities may dispose of such securities. Pledgor understands that in order to protect Affymetrix's interest it may be necessary to sell the Pledged Securities at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering requested under the Securities Act. Pledgor has no objection to sale in such a manner and agrees that Affymetrix shall have no obligation to obtain the maximum possible price for the Pledged Securities.

               (b) Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason Affymetrix desires to sell any Pledged Securities at a


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public or private sale and in connection with such sale, in the opinion of outside counsel from a nationally recognized U.S. law firm, no exemption from the registration provisions of the Securities Act is available, Pledgor will, upon the written request of Affymetrix and receipt of a written copy of such legal opinion, at Pledgor's own expense:

                  (i) use its best efforts to cause such Pledged Securities to be registered under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Affymetrix, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (ii) indemnify, defend and hold harmless Affymetrix and any underwriter from and against all losses, liability, reasonable expenses, reasonable costs, reasonable fees and reasonable disbursements of counsel (including, without limitation, a reasonable estimate of the cost to Affymetrix of legal counsel), and claims (including the costs of investigation) which they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgor or the issuer of such Pledged Securities by Affymetrix expressly for use therein;

                  (iii) use its best efforts to qualify such Pledged Securities under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Pledged Securities, as requested by Affymetrix;

                  (iv) use its best efforts to cause each such issuer of such Pledged Securities to make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of Section 11(a) of the Securities Act;

                  (v) bear all costs and expenses of carrying out its obligations under this Section 8; and

                  (vi) use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of Pledged Securities or any part thereof valid and binding and in compliance with all applicable law.

Nothing in this subsection (b) shall in any way alter the rights of Affymetrix under subsection (a) above. Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 8 may be specifically enforced.


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        9. Application of Proceeds by Affymetrix. In the event Affymetrix sells or otherwise disposes of or realizes on the Collateral in the course of exercising the remedies provided for herein, any amounts held, realized or received by Affymetrix pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by Affymetrix first toward the payment of any reasonable costs and expenses incurred by Affymetrix in enforcing this Pledge and Security Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any guaranty thereof, including, without limitation, the actual reasonable attorney's fees and expenses incurred by Affymetrix (all of which costs and expenses are secured by the Collateral), all of which costs and expenses Pledgor agrees to pay, and then between interest and principal as Affymetrix may elect. Any amounts and any Collateral remaining after such application and after payment to Affymetrix of all of the Obligations in full shall be paid or delivered to Pledgor, its successor or assigns, or as a court of competent jurisdiction may direct.

        To the fullest extent permitted by applicable law, Affymetrix shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Affymetrix accords its own property, it being understood that Affymetrix shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Affymetrix has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

        10. Pledgor Fully Liable. This Pledge and Security Agreement shall not be construed as relieving Pledgor from full liability on the Obligations and any and all future and other indebtedness secured hereby and for any deficiency thereon.

        11. Termination. This Pledge and Security Agreement and the security interest created hereunder shall terminate when all the Obligations have been indefeasibly paid in full and when Affymetrix has no further obligation to extend credit under the Stock Purchase Agreement, the Promissory Notes or any other written agreement relating to the Obligations, at which time Affymetrix shall execute and deliver to Pledgor all documents which Pledgor shall reasonably request to evidence termination of such security interest and shall return physical possession of any Collateral then held by Affymetrix to Pledgor; provided, however, that all indemnities of the Pledgor contained in this Pledge and Security Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest or this Pledge and Security Agreement.

        12. Additional Information. Pledgor agrees to furnish Affymetrix from time to time with such additional information and copies of such documents relating to this Pledge and Security Agreement, the Collateral and the Obligations as Affymetrix may reasonably request.

        13. Notices. Any notices and other communications required or permitted under this Pledge and Security Agreement shall be effective if in writing and delivered personally or


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sent by telecopier, Federal Express or registered or certified mail, postage prepaid, addressed as follows:

If to Affymetrix, to:         Affymetrix, Inc.
                              3380 Central Expressway
                              Santa Clara, California  95051
                              Telephone:  (408) 731-5000
                              Telecopier:  (408) 731-5394
                              Attention:  General Counsel

with a copy to(which shall    Sullivan & Cromwell
not constitute notice):       1870 Embarcadero Road
                              Palo Alto, California  94303
                              Telephone:  (650) 461-5600
                              Telecopier:  (650) 461-5700
                              Attention:  John L. Savva, Esq.

If to the Pledgor, to:        Hyseq, Inc.
                              670 Almanor Avenue
                              Sunnyvale, California  94085
                              Telephone:  (408) 524-8100
                              Telecopier:  (408) 524-8141
                              Attention:  General Counsel

with a copy to (which shall   Latham & Watkins
not constitute notice):       135 Commonwealth Drive
                              Menlo Park, California  94025
                              Telephone:    (650) 328-4600
                              Telecopier:   (650) 463-1600
                              Attention:  Alan C. Mendelson, Esq.

        Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally,
(b) two business days after being sent, if sent by Federal Express or other commercial overnight delivery service, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

        14. Indemnity and Expenses. Pledgor agrees to indemnify Affymetrix from and against any and all claims, losses and liabilities growing out of or resulting from this Pledge and Security Agreement (including, without limitation, enforcement of the Promissory Notes or this Pledge and Security Agreement and all claims and demands of all persons at any time claiming the Collateral or any interest therein), except claims, losses or liabilities resulting from Affymetrix's gross negligence or willful misconduct. Pledgor agrees to promptly pay upon written request all reasonable out-of-pocket expenses (including the reasonable fees and


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expenses of Affymetrix's counsel, experts and agents) in any way relating to the enforcement or protection of the rights of Affymetrix hereunder and further agrees that the Collateral secures such payment.

        15. No Waiver; Cumulative Rights. No failure on the part of Affymetrix to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Affymetrix of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to Affymetrix or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by Affymetrix from time to time.

        16. Submission to Jurisdiction; Waiver of Jury Trial. (a) THIS PLEDGE AND SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. TO INDUCE AFFYMETRIX TO ENTER INTO THIS PLEDGE AND SECURITY AGREEMENT, PLEDGOR HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO AFFYMETRIX' SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS WHICH IN ANY MANNER ARISE OUT OF OR IN CONNECTION WITH OR ARE IN ANY WAY RELATED TO THIS PLEDGE AND SECURITY AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA. PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BETWEEN PLEDGOR AND AFFYMETRIX IN ACCORDANCE WITH THIS PARAGRAPH.

        (b) EACH OF PLEDGOR AND AFFYMETRIX HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS PLEDGE AND SECURITY AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

        (c) THE PROVISIONS OF THIS SECTION 16 ARE A MATERIAL INDUCEMENT FOR AFFYMETRIX ENTERING INTO THE PROMISSORY NOTES AND THE TRANSACTIONS CONTEMPLATED HEREIN. PLEDGOR HEREBY ACKNOWLEDGES THAT IT HAS REVIEWED THE PROVISIONS OF THIS
SECTION 16 WITH ITS COUNSEL.

        17. Execution in Counterparts. This Pledge and Security Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


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               IN WITNESS WHEREOF, the parties have caused this Pledge and
Security Agreement to be duly executed as of the date first above written.

                                       HYSEQ, INC.



                                       By /s/ PETER S. GARCIA
                                          -------------------------------------
                                          Name:  Peter S. Garcia
                                          Title: Sr. VP & CFO


                                       AFFYMETRIX, INC.



                                       By: /s/ BARBARA A. CAULFIELD
                                           -------------------------------------
                                           Name:  Barbara A. Caulfield
                                           Title: Exec. V.P. and General Counsel



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                                      SCHEDULE A

                                      COLLATERAL

        Pledged Securities. All outstanding shares of capital stock (the "Pledged Stock") of Callida Genomics, Inc., a Delaware corporation ("CGI"), held by Pledgor or any affiliate or agent of Pledgor, including, without limitation, 3,600,000 shares of Series A Preferred Stock, par value $0.001 per share, of CGI held by Pledgor on the date hereof and any shares of capital stock of CGI issued to Pledgor or any affiliate or agent of Pledgor in the future pursuant to the Stock Purchase Agreement or otherwise; and

        Any securities (together with the Pledged Stock, the "Pledged Securities"), cash or property issued in exchange for the Pledged Securities in a merger, consolidation, reorganization, recapitalization or otherwise, or as a dividend or distribution on the Pledged Securities; and

        All additions to and all replacements of and substitutions for any property described on this Schedule A; and

        All policies of insurance covering or relating in any manner to any of the property described on this Schedule A, all of which policies are hereby assigned to Affymetrix as security for the Obligations; and

        All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any nature of any of the above; and

        All products and produce of any of the above.


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